                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  July 19, 2000
                                                -----------------


                      COMPOST AMERICA HOLDING COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


New Jersey                           0-27832                  22-2603175
---------------                    ------------            -------------------
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)            Identification No.)
incorporation)


  One Gateway Center, 25th floor  Newark, New Jersey       07102
  --------------------------------------------------     ----------
       (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   -------------

                                       N/A
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019



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Item 5. Other Events

         As approved by its Board of Directors on July 19, 2000, effective June 29, 2000, Compost America Holding Company, Inc. (the "Company") has entered into a Consulting Agreement with Bentley King Associates, Inc. which provided for the Company obtaining the consulting services of Marvin H. Roseman ("Roseman") for a three year term, during which term Roseman will be a member of the Company's "Office of the President", for a monthly fee of $20,000, plus options to purchase shares of the Company's common stock.

         As approved by its Board of Directors on July 19, 2000, effective June 29, 2000, the "Company has entered into a Consulting Agreement with Chadwick Partners, LLC which provided for the Company obtaining the consulting services of Christopher J. Daggett ("Daggett") for a three year term, during which term Daggett will be a member of the Company's "Office of the President", for a monthly fee of $20,000, plus options to purchase shares of the Company's common stock.

         Effective June 22, 2000, G. Chris Andersen resigned as a member of the Company's Board of Directors.

         Effective July 12, 2000, Robert J. Longo resigned as a member of the Company's Board of Directors.


Item 7. Financial Statements and Exhibits

         (a) Financial Statements of Businesses Acquired and
         (b) Pro Forma Financial Information

                  None

         (c) Exhibits

                  99.1 Consulting Agreement Between the Company and Bentley King Associates, Inc.

                  99.2 Consulting Agreement Between the Company and Chadwick Partners, LLC.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 19, 2000


                                    COMPOST AMERICA HOLDING COMPANY, INC.
                                    (Registrant)



                                    By /s/ Richard L. Franks
                                       --------------------------------
                                       Richard L. Franks, Vice-President,
                                           General Counsel, Secretary